EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for October 2024

Total Monthly Revenue grew 49% Y/Y from October 2023 and is up 18% M/M from September 2024

Digital Colocation Monthly Revenue grew 18% M/M from September 2024

Digital Assets Mining Monthly Revenue grew 25% M/M from September 2024

MIDLAND, Pa., Nov. 20, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a publicly-traded technology company focused on digital infrastructure platforms for artificial intelligence (AI), high-performance computing (HPC), and digital assets markets, today announced its unaudited business and operational update for October 2024.

Rahul Mewawalla, CEO and President said, “We are pleased to deliver another month of strong growth across our business with our total monthly revenue increasing 49% year-over-year and 18% month-over-month. We continue to advance our innovative approach to providing digital infrastructure platforms and solutions. Our synergistic business portfolio and our enhanced strategic, operational, and technological capabilities across all our businesses provides us with an exciting set of opportunities ahead.”

Unaudited financial and operational highlights for October 2024:

  Total Monthly Revenue up 49% Y/Y from October 2023 and up 18% M/M from September 2024 to about $4.89 million.
  Digital Colocation Monthly Business Revenue was $3.96 million, up multi-fold Y/Y from $0.08 million in October 2023 and up 18% M/M from September 2024.
  Energy Management Monthly Business Revenue was $0.70 million, up 13% M/M from September 2024 and Self-mining Digital Assets Mining Monthly Business Revenue was $0.22 million, up 25% M/M from September 2024.
  Mawson supports innovative, agile, efficient, and scalable approaches to AI infrastructure and compute, invites AI/HPC partners to discuss opportunities to collaborate on artificial intelligence, high-performance and accelerated computing solutions.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  Roth 13th Annual Technology Conference - November 19-20, 2024 in New York City
  Northland Capital Markets Growth Conference - December 12, 2024
  Axios Artificial Intelligence (AI) Summit – December 17, 2024 in San Francisco
  Pacific Telecommunications Council - January 20-22, 2025 in Honolulu

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a technology company providing next-generation infrastructure platforms for AI, HPC, and digital assets. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy including artificial intelligence, high-performance computing solutions, and digital assets using a Carbon-Free energy approach.

For more information, visit: https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets and cryptocurrencies, further or new regulation of digital assets, cryptocurrencies and AI, the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, August 19,2024, November 14, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit us at https://www.mawsoninc.com

LinkedIn: https://www.linkedin.com/company/mawsoninc/

Twitter: Mawson (@Mawsoninc) / X (twitter.com)

Facebook: Mawson Inc | Pittsburgh PA | Facebook

YouTube: https://www.youtube.com/c/MawsonInc

Vimeo: https://vimeo.com/mawsoninc

Share this press release

Twitter

LinkedIn

Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Partnerships Contact:
Partnerships Team
Partnerships@mawsoninc.com

Media and Press Contact:
Media Relations Team
mediarelations@mawsoninc.com